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HEWLETT-PACKARD
NEW SHARE OWNERSHIP PLAN INTRODUCTION
FAQS:  2ND UPDATE
February 7, 2000


MORE FAQS ABOUT THE NEW
HP SHARE OWNERSHIP PLAN

Since the January 26, 2000 announcement to employees that a new Share Ownership Plan would replace the Stock Purchase Plan on November 1, 2000, many employees have submitted questions asking for details and clarification. Following are answers to the most common questions. You are encouraged to submit additional questions (simply scroll down to the end of this page). Topics of general interest will be addressed in future updates to this section of HPNow. Be on the lookout for more detailed information about the plan as it becomes available.

1.       Q:  Is a summary of the Share Ownership Plan available?

         A: A plan description is being developed and will be posted on HPNow as soon as possible after the plan is approved by shareowners at the annual meeting on February 29, 2000. In the meantime, here's a brief overview. As a plan participant, you will be able to purchase shares at a favorable price every six months. When the plan begins on November 1, 2000, the maximum purchase price for the next 24 months will be set at 85 percent of the fair market value of HP stock on that date. Then, every six months during the next 24 months (on April 30, 2001, October 31, 2001, April 30, 2002 and October 31, 2002), shares will be purchased at the lower of 85 percent of the fair market value on the date of purchase or 85 percent of the fair market value on November 1, 2000. Therefore, if HP stock is $80 on November 1, 2000 and $100 on April 30, 2001, shares will be purchased at $68 per share (85 percent of $80).

Keep in mind that fair market value comparisons can only occur for those dates on which you actually participate in the plan. For example, if your participation starts on May 1, 2001, the fair market value of the stock on October 31, 2001 will be compared with May 1, 2001 (not November 1, 2000). Once shares are purchased, each participant decides whether and when to sell--there are no vesting or holding requirements. A new 24-month period will begin on November 1, 2002.

2.       Q: How is the new plan better than the current plan? How is it worse?

         A: Although there are differences in structure, the new Share Ownership Plan and the current Stock Purchase Plan would have provided similar benefits to employees based on the performance of HP stock in recent years.

The new plan provides more value when HP stock performs well. Generally, if the price of HP stock goes down or remains flat over time, the new plan will be less advantageous than the current plan. This is in keeping with HP's new total compensation philosophy--that is intended to create a stronger link between our company's financial performance and employee compensation.

3. Q: How can I be expected to vote on whether to approve the new plan based on the legal description in the proxy statement when the plan hasn't been finalized?

         A: The plan proposal in the proxy statement was sent to all HP shareowners, including those employees who own shares of HP stock. The type and amount of information in the proxy are typical of what companies provide to shareowners when asking them to vote on an employee stock ownership plan.

Further details of the new plan cannot be provided to employees at this time for several reasons:

- THE SHARE OWNERSHIP PLAN IS A GLOBAL PLAN. How it will work in each country where HP operates is still being determined. What's more, approval from local governments is required in some countries before the plan can be fully communicated.

- THE PLAN ADMINISTRATOR HASN'T YET BEEN SELECTED. We are looking at a number of vendors and will select the one that can provide the best services to employees and the company on a worldwide basis. Once the vendor is chosen, certain plan processes and operations will be fine-tuned.

- UNTIL SHAREOWNERS VOTE ON THE PLAN, THE COMPANY MUST MEET CERTAIN LEGAL REQUIREMENTS IN COMMUNICATING INFORMATION TO SHAREOWNERS. Certain plan communications which are considered proxy solicitations under the proxy rules are to be filed with the Securities and Exchange Commission.

With these factors in mind, we will continue to provide information as quickly as we can.

4. Q: How is the new Share Ownership Plan different from the current Stock Purchase Plan?

         A:  The new plan is different in several ways from the current plan:

- There are no vesting or holding period requirements under the new plan, which means that you immediately own the stock that is purchased on your behalf.

- Under the new plan, stock will be purchased twice a year instead of every quarter.

- The new plan doesn't offer a company match but provides a potentially larger discount to you when shares are purchased (see below).

- Because the new plan, like those at other leading companies, takes advantage of current U. S. accounting rules, we believe that changing the plan will have a positive effect on the company's earnings per share. Since well over 50 percent of HP employees are shareowners, this is a positive change for both shareowners and employees.

5.       Q: How is the new plan similar to the current plan?

         A:  There are three primary similarities:

- Both the current and new plans provide an easy and cost-effective way for HP employees to become shareowners.

- You will still be able to contribute between 1 percent and 10 percent of your eligible compensation.

-    Your contributions will continue to be deducted from each paycheck.

6.       Q: Please explain the terms "offering period" and "purchase period."

         A: Under the new Share Ownership Plan, an offering period occurs every 24 months. For example, the first offering period begins on November 1, 2000 and ends on October 31, 2002. Within each offering period, there are four purchase periods, each lasting six months. During the first offering period, the purchase periods are as follows:

1. November 1, 2000 through April 30, 2001

2. May 1, 2001 through October 31, 2001

3. November 1, 2001 through April 30, 2002

4. May 1, 2002 through October 31, 2002.

The fair market value of HP stock at the start of an offering period will be compared to the fair market value at the end of each purchase period to give you the more favorable pricing on the cost of your stock. If you are not a plan participant at the start of an offering period, fair market value comparisons will be done based on when your participation starts.

7. Q: What's happening to the matching shares under the current plan? Will we get a match under the new plan?

         A: Your matching shares under the current plan [LINK TO OLD STOCK PURCHASE PLAN DESCRIPTION ON WEB] will still be subject to the two-year holding period. The new plan will not offer a company match.

8. Q: If the match is going away, how can the Share Ownership Plan be better?

         A: The plan is designed to provide at least a 15 percent discount on the purchase price of shares. The discount can be more than 15 percent because it is applied to the lower of two stock prices. For example, suppose you join the plan on November 1, 2000 when the stock price is $100. If the price on the first purchase date (April 30, 2001) is $120, your purchase price is $85. This purchase price represents a 29.2 percent discount on the shares. If your participation continues and the share price on the final purchase date of the offering period (October 31, 2002) is $180, your purchase price is still $85. This represents a 52.8 percent discount on the shares.

9. Q: Will the new plan be offered in countries where the current plan is unavailable?

         A: HP is currently reviewing the laws and regulations in each country where we operate to see if the plan can be offered. Our objective is to offer the plan in as many countries as possible, including those in which the current plan may not be available.

10. Q: As a U.S. employee, do my contributions to TAXCAP affect how much I can contribute to the new Share Ownership Plan?

         A: Unlike the current Stock Purchase Plan, contributions to TAXCAP have no effect on your contributions to the Share Ownership Plan. TAXCAP and the new plan are not connected in any way.

11.      Q:  When will the current Stock Purchase Plan end?

         A: Your contributions to the current Stock Purchase Plan will stop on October 31, 2000. Your matching shares with the current plan will still be subject to the two-year restriction period.

12. Q: Can HP employees purchase Agilent stock through the Share Ownership Plan, and vice versa?

         A: Only HP shares can be purchased under the Share Ownership Plan, which is only available to HP employees. Agilent has a similar plan for its employees.

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TO SUBMIT A QUESTION:
1.       Enter your question below.
2.       Click the "submit" button.
3. Questions of general interest will be answered in a future update of Share Ownership Plan FAQs.